UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 4, 2010

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32875	75-3095469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)
33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Appointment of New Principal Executive Officer
The Board of Directors of Burger King Holdings, Inc. (the “Company”) has appointed Bernardo Hees as the Chief Executive Officer of the Company, effective November 4, 2010. Mr. Hees, 41, joined 3G Capital Partners Ltd. (“3G Capital”) as a Partner in July 2010. Mr. Hees was Chief Executive Officer of America Latina Logistica (ALL), Latin America’s largest railroad and logistics company, from January 2005 until September 2010 and continues to serve as a member of its board of directors. Mr. Hees joined ALL in 1998 as a logistics analyst, subsequently holding various positions, including operational planning manager, chief financial officer and commercial officer and, in 2004, the position of Director-Superintendent.
3G Capital, an investment firm with its principal office located in New York City, is an affiliate of 3G Special Situations Fund II, L.P., which owns 100% of the Company.
Mr. Hees will receive an annual base salary of $750,000. His target annual cash bonus opportunity is 200% of his base salary, as determined under the annual incentive plan maintained by the Company. If the Company does not achieve the threshold performance goals established by the Compensation Committee of the Board for a fiscal year, Mr. Hees will not be entitled to receive an annual bonus for such fiscal year.
In addition, the Company intends to grant to Mr. Hees options to purchase Company common stock with an aggregate grant date value of $10 million, an exercise price equal to the fair market value on the grant date and a five-year vesting period. The grant will be subject to the Company’s equity plan providing for equity-based incentive compensation to be adopted by the Company.
Mr. Hees will also receive a relocation allowance of $250,000 and temporary housing through February 2011. If Mr. Hees voluntarily leaves his employment with the Company or if he is terminated for cause within one year of his effective date, he will be required to reimburse the Company for the entire amount of the relocation allowance.
Mr. Hees will enter into an agreement with the Company pursuant to which he will agree to maintain the confidentiality of our information and not to compete with the Company or solicit our employees or franchisees during his employment and for one year after termination of employment.
(d) Election of Director
On November 4, 2010, Burger King Worldwide Holdings, Inc., the sole shareholder of the Company, elected Bernardo Hees as a new director. Mr. Hees also will serve as a member of the Executive Committee of the Board. As an officer of the Company, Mr. Hees will not receive any compensation provided to the Company’s non-management directors.
As noted above, Mr. Hees is a Partner of 3G Capital, which is an affiliate of 3G Special Situations Fund II, L.P., the owner of 100% of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.
By:	/s/ Ben K. Wells
Ben K. Wells
Chief Financial Officer

Date: November 10, 2010

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